UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2008 (December 18, 2008)

CIT GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

505 Fifth Avenue
New York, New York 10017
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 771-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

          On December 18, 2008, CIT Group Inc. (“CIT”) issued 14,012,519 shares of common stock, par value $0.01 per share, in exchange for 19,606,213 of its equity units, stated amount $25.00 per unit, in the form of corporate units, comprised of (i) a purchase contract obligating the holder to purchase from CIT shares of CIT’s common stock and (ii) a 1/40 or 2.5% undivided beneficial interest in a $1,000 aggregate principal amount 7.50% senior note due November 15, 2015 (the “Corporate Units”). Pursuant to the terms and conditions of CIT’s offer to exchange, dated November 17, 2008 and the related letter of transmittal, each validly tendered and not withdrawn Corporate Unit at the expiration date of the offer to exchange was exchanged for $4.00 cash (which includes the accrued but unpaid contract adjustment payments with respect to the purchase contract) and 0.7147 shares of CIT common stock, plus accrued but unpaid interest.

          The issuance of common stock solely to CIT’s existing security holders in exchange for securities of CIT, with no commission or other remuneration paid directly or indirectly for soliciting such exchange, is exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 8.01 Other Events

          On December 22, 2008, CIT issued a press release announcing that it had extended the expiration date of its offers to exchange certain of its outstanding notes (the “Notes Exchange”) until 11:59 p.m., New York City time, on Monday, December 22, 2008, to allow further time for the satisfaction of the closing conditions set forth in the Confidential Offering Memorandum dated November 17, 2008, as amended and supplemented.

          A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

          On December 22, 2008, CIT issued a press release announcing that its application to become a bank holding company, as defined by the Bank Holding Company Act of 1956, as amended, was approved by the Board of Governors of the Federal Reserve System.

          A copy of the press release is filed as Exhibit 99.2 hereto and is incorporated by reference herein.

          On December 23, 2008, CIT issued a press release announcing that the U.S. Treasury had granted preliminary approval of its application to participate in the Capital Purchase Program created under the Emergency Economic Stabilization Act of 2008. The U.S. Treasury intends to invest approximately $2.33 billion in CIT’s perpetual preferred stock and will also receive warrants to purchase the Company’s common stock, par value $0.01 per share (the “Investment”), subject to the satisfaction of standard closing conditions.

          The press release also announced that the Utah Department of Financial Institutions had approved the application of CIT Bank, CIT’s Utah industrial bank subsidiary, to convert to a Utah state bank.

          In addition, the press release announced that CIT had extended the expiration date of the Notes Exchange until 5:00 p.m., New York City time, on Tuesday, December 23, 2008.

          A copy of the press release is filed as Exhibit 99.3 hereto and is incorporated by reference herein.

          On December 23, 2008, CIT issued 75,000,000 shares of its common stock, par value $0.01 per share, in a registered offering pursuant to a shelf registration statement on Form S-3 (SEC File No. 333-131159). The Underwriting Agreement, dated December 17, 2008, by and among CIT, J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and Citigroup Global Markets Inc., as representatives of the underwriters named therein, is filed as Exhibit 1.1 hereto and is incorporated by reference herein.

          On December 23, 2008, CIT issued a press release announcing that it had entered into definitive agreements with the U.S. Treasury in connection with the Investment.

          A copy of the press release is filed as Exhibit 99.4 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

          (d)          Exhibits.

Exhibit
No.	Description of Exhibit

1.1	Underwriting Agreement, dated December 17, 2008, among CIT Group Inc., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and Citigroup Global Markets Inc., as representatives of the underwriters named therein.

99.1	Press release dated December 22, 2008.

99.2	Press release dated December 22, 2008.

99.3	Press release dated December 23, 2008.

99.4	Press release dated December 23, 2008.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2008

CIT GROUP INC.

By:      /s/ Glenn A. Votek
            Name: Glenn A. Votek
            Title: Executive Vice President and Treasurer

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit

1.1	Underwriting Agreement, dated December 17, 2008, among CIT Group Inc., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and Citigroup Global Markets Inc., as representatives of the underwriters named therein.

99.1	Press release dated December 22, 2008.

99.2	Press release dated December 22, 2008.

99.3	Press release dated December 23, 2008.

99.4	Press release dated December 23, 2008.